June 6, 2013

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control




     RE:
        American Depositary Shares evidenced by One
(1) American
       Depositary Receipts representing ten (10)
Ordinary Shares of
      Shanghai Erfangji Co. Ltd. (Form F6 File No.
3371140)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name for Shanghai Erfangji Co. Ltd.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Shanghai Erfangji Co. Ltd.

The Prospectus has been revised to reflect the new name, and has been overstamped with:

Effective June 12, 2013 the Companys
name changed to Shanghai Shibei
HiTech Co., Ltd..

Please contact me with any questions or
comments at 212 8152476
Joanne Wang
The Bank of New York Mellon  ADR Division
Encl.
                  CC: Paul Dudek, Esq. (Office of International
Corporate Finance)




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